UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

140 New Montgomery Street, 9th Floor
San Francisco, CA 94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     The information included under Item 2.01 of this Current Report on Form 8-K (the “Current Report”) is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On February 9, 2015, Yelp Inc. (the “Company”), Kale Acquisition Corp., a wholly-owned subsidiary of the Company (“Merger Sub I”), and Quinoa Acquisition LLC, a wholly-owned subsidiary of the Company (“Merger Sub II”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eat24Hours.com, Inc. (“Eat24”), the stockholders of Eat24 and Nadav Sharon, as Stockholders’ Agent. Pursuant to the Merger Agreement, on February 9, 2015, Merger Sub I merged with and into Eat24, with Eat24 continuing as the surviving corporation (the “Interim Surviving Corporation”) and a wholly-owned subsidiary of the Company (the “First Step Merger”). Pursuant to the Merger Agreement, the Interim Surviving Corporation will eventually be merged with and into Merger Sub II, with Merger Sub II continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “Second Step Merger,” and together with the First Step Merger, the “Merger”).

     The transaction closed upon consummation of the First Step Merger and the outstanding capital stock of Eat24 was converted into the right to receive an aggregate of approximately $75.0 million in cash, less certain transaction expenses, and 1,402,844 shares of the Company’s Class A Common Stock (the “Common Stock”). These amounts will be paid to Eat24 stockholders in accordance with the terms of the Merger Agreement and will be subject to customary post-closing adjustment based on net working capital. Of such amounts, approximately $16.5 million in cash and 308,626 shares of Common Stock will be held in escrow for an 18-month period after the closing to secure the Company’s rights of indemnity under the Merger Agreement.

     The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 99.1 hereto and is incorporated herein by reference.

     On February 10, 2015, the Company issued a press release announcing its entry into the Merger Agreement, a copy of which is filed herewith as Exhibit 99.2 hereto.

Item 3.02. Unregistered Sales of Equity Securities.

     The information included under Item 2.01 of this Current Report is incorporated herein by reference. The issuance of the Common Stock to the Eat24 stockholders was made in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder because it did not involve a public offering. The sale of the Common Stock was conducted without general solicitation or general advertising, and each of the Eat24 stockholders represented that he was an “accredited investor” as defined in Rule 501 of Regulation D. The Common Stock to be issued will also contain appropriate restricted stock legends.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of the business acquired.

     Financial statements of Eat24 will be filed by amendment to this Current Report not later than 71 calendar days after the due date of this Current Report.

(b) Pro forma financial information.

     Pro forma financial information will be filed by amendment to this Current Report not later than 71 calendar days after the due date of this Current Report.

(d) Exhibits.

Exhibit Number	Description
99.1

Agreement and Plan of Merger, dated February 9, 2015, by and among Yelp Inc., Eat24Hours.com, Inc., Kale Acquisition Corp., Quinoa Acquisition LLC, the Stockholders of Eat24Hours.com, Inc. and Nadav Sharon, as Stockholders’ Agent.

99.2	Press Release, dated February 10, 2015, entitled “Yelp Acquires Leading Online Food Ordering Service Eat24.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2015	YELP INC.

	By:	/s/ Rob Krolik
Rob Krolik
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1

Agreement and Plan of Merger, dated February 9, 2015, by and among Yelp Inc., Eat24Hours.com, Inc., Kale Acquisition Corp., Quinoa Acquisition LLC, the Stockholders of Eat24Hours.com, Inc. and Nadav Sharon, as Stockholders’ Agent.

99.2	Press Release, dated February 10, 2015, entitled “Yelp Acquires Leading Online Food Ordering Service Eat24.”